                                                                  EXHIBIT (a)(3)

                               AMENDMENT NO. 2 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
           OF AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

     THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION OF
TRUST is made as of the 8th day of March, 2007 by the Trustees hereunder.

     WHEREAS,  the Board of Trustees have executed an Amendment and  Restatement to the  Agreement  and  Declaration  of Trust dated March 26, 2004,  and amended
December 12, 2005; and

     WHEREAS,  pursuant to Article VIII,  Section 8 of the Declaration of Trust,
the Trustees wish to amend the Declaration of Trust as follows.

     NOW, THEREFORE,  BE IT RESOLVED, the Declaration of Trust is hereby amended by  deleting  the present  Section  6(d) of Article  III and  inserting  in lieu thereof the following:

          (d) VOTING.  On any matter  submitted to a vote of the Shareholders of the Trust,  all Shares of all Series and Classes then entitled to vote shall be voted together, except that (i) when required by the 1940 Act to be voted by  individual  Series or Class,  Shares shall be voted by individual  Series or Class,  or (ii) when the matter affects only the interests  of  Shareholders  of one or more  Series or  Classes,  only
          Shareholders  of such one or more Series or Classes  shall be entitled to vote thereon.

     RESOLVED,  the  Declaration  of Trust is hereby  amended  by  deleting  the present Section 3 of Article V and inserting in lieu thereof the following:

          SECTION 3. QUORUM AND  REQUIRED  VOTE  Except when a larger  quorum is required by applicable  law, by the Bylaws or by this  Declaration  of
          Trust,  one-third  of the Shares  entitled to vote shall  constitute a quorum  at a  Shareholders'  meeting.  When any one or more  Series or
          Classes are to vote as a single class  separate from any other Shares, one-third of the Shares of each such Series or Class  entitled to vote shall constitute a quorum at a Shareholders' meeting of that Series or
          Class.  Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is  present,  and the  meeting  may be held as  adjourned within a reasonable  time after the date set for the original  meeting without  further  notice.  Subject to the  provisions  of Article III,
          Section 6(d),  when a quorum is present at any meeting,  a majority of the Shares  voted shall  decide any  questions  and a plurality  shall elect  a  Trustee,  except  when a  larger  vote  is  required  by any provision of this  Declaration of Trust or the Bylaws or by applicable law.

     RESOLVED,  the  Declaration  of Trust is hereby  amended  by  deleting  the present Section 4 of Article VIII and inserting in lieu thereof the following:

          SECTION 4. TERMINATION OF TRUST,  SERIES OR CLASS Unless terminated as provided herein,  the Trust shall continue without limitation of time.
          The Trust may be terminated at any time by vote of at least two-thirds
          (66  (2)/3%) of the Shares of each  Series  entitled  to vote,  voting separately  by Series,  or by the  Trustees  by written  notice to the
          Shareholders.  Any  Series or Class may be  terminated  at any time by vote of at least  two-thirds  (66 (2)/3%) of the Shares of that Series or Class, or by the Trustees by written notice to the  Shareholders of that Series or Class.

          Upon termination of the Trust (or any Series or Class, as the case may
          be),  after paying or  otherwise  providing  for all  charges,  taxes, expenses and liabilities belonging,  severally, to each Series (or the applicable  Series  or  Class,  as the case may  be),  whether  due or accrued or anticipated as may be determined by the Trustees, the Trust shall,  in accordance  with such  procedures as the Trustees  consider appropriate, reduce the remaining assets belonging, severally, to each
          Series (or the  applicable  Series or Class,  as the case may be),  to distributable  form in cash or  shares  or  other  securities,  or any combination  thereof,  and distribute  the proceeds  belonging to each
          Series (or the applicable Series or Class, as the case may be), to the
          Shareholders  of that Series or Class,  as a Series or Class,  ratably according  to the number of Shares of that Series or Class held by the several Shareholders on the date of termination.

     IN WITNESS  WHEREOF,  the Trustees do hereto set their hands as of the date written above.

TRUSTEES OF THE AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

/s/  John Freidenrich                           /s/  Ronald J. Gilson
-----------------------------                   ------------------------------
John Freidenrich                                Ronald J. Gilson

/s/  Kathryn A. Hall                            /s/  Myron S. Scholes
-----------------------------                   -----------------------------
Kathryn A. Hall                                 Myron S. Scholes

/s/  John B. Shoven                             /s/  Jeanne D. Wohlers
-----------------------------                   ------------------------------
John B. Shoven                                  Jeanne D. Wohlers